EXHIBIT 24


                                POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Manuel A. Villafana and John H. Jungbauer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of ATS Medical, Inc.), to sign a registration statement, and any or all amendments (including post-effective amendments) thereto, on Form S-8 for the sale of shares of ATS Medical, Inc. Common Stock pursuant to the ATS Medical, Inc. 1998 Employee Stock Purchase Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.


      Name                                Title                          Date
      ----                                -----                          ----

/s/ Manuel A. Villafana        Chief Executive Officer, Chairman   June 22, 1998
---------------------------    of the Board and Director
Manuel A. Villafana


/s/ Richard W. Kramp           President, Chief Operating          June 11, 1998
---------------------------    Officer and Director
Richard W. Kramp


/s/ John H. Jungbauer          Chief Financial Officer             June 23, 1998
---------------------------
John H. Jungbauer


/s/ Charles F. Cuddihy, Jr.    Director                            June 12, 1998
---------------------------
Charles F. Cuddihy, Jr.


/s/ David Boehnen              Director                            June 12, 1998
---------------------------
David Boehnen


/s/ A. Jay Graf                Director                            June 15, 1998
---------------------------
A. Jay Graf